INVESTOR RELATIONS AGREEMENT

THIS INVESTOR RELATIONS AGREEMENT is made effective as of May 24, 2005.

BETWEEN:

ENTRéE GOLD INC., a British Columbia corporation having an address for the conduct of business at Suite 1201, 1166 Alberni Street, Vancouver, BC, V6E 3Z3

(the “Company”)

AND:

MARTIN ROBERT GRIESDORF, a businessman having an address for the conduct of business at 10 Endicott Avenue, Marblehead, MA 01945

(the “Contractor”)

WHEREAS:

A.	The Company is engaged in the acquisition and exploration of mining properties;

B.                     The Company is a reporting issuer in British Columbia, Alberta and the United States and its common shares are currently listed for trading on the TSX Venture Exchange (the “TSX-V”);

C.                     The Company desires to retain the Contractor to perform the investor relations services described in this Agreement (the “Services”) in the United States and the Contractor has agreed to perform the Services for the Company on the terms, and subject to the conditions, of this Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1

APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1	Appointment of Contractor

The Company hereby appoints the Contractor to perform the Services, which are described in Section 1.2 below, for the benefit of the Company and the Company hereby authorizes the Contractor to do so during the term of this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2	Description of the Services
(a)	The Services shall consist of investor relations support in the United States on an “as-needed” basis during the term of this Agreement.

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1.3	Non-Exclusive

The appointment of the Contractor to perform the Services is non-exclusive, and the Company may engage other entities to assist with its corporate and investor relations. In this regard, the Contractor will take such steps as are necessary from time-to-time to co-ordinate its activities with the Company and with any other entities performing investor relations services for the Company to ensure there is no duplication of services.

1.4	Independent Contractor
The Contractor shall:
(a)	at all times be subject to the direction of the Company and shall keep the Company informed as to all matters concerning the Contractor's activities; and
(b)

meet the performance standards that may be reasonably prescribed by the Company from time to time. The Company acknowledges that, since the Contractor is an independent contractor and not an employee of the Company, the Contractor shall have direction and control of the manner, methods, techniques and procedures used by it and its agents and employees to perform the services described herein.

1.5	Fiduciary Duty

Because it will have access during the term of this Agreement to sensitive and confidential information of the Company, the Contractor shall, at all times during the term of this Agreement, be loyal to the Company and act in its best interests as a fiduciary of the Company.

1.6	Dissemination of Information

The Contractor will not disseminate or spread any false or misleading information regarding the Company to any person. The Contractor will disseminate any news and information which is specifically authorized in writing by the Company. No act or omission by the Company will act to waive the requirements of this Section 1.6.

1.7	Books and Records

At all times during the term hereof the Contractor shall cause accurate books and records of all expenditures made by it in connection with the activities being performed for the Company under this Agreement to be kept and keep all invoices receipts and vouchers relating thereto and permit the Company or its authorized representatives to inspect, examine, copy and conduct audits of such books and records.

1.8	Expense Statements

To the extent that the Company authorizes the Contractor to incur any expenses on its behalf, the Contractor shall on or before the last day of each calendar month during the term hereof, or if a Saturday, Sunday or holiday the next following business day, render to the Company an itemized statement and accounting for the previous calendar month, together with such supporting documents as and when the Company may reasonably require, of all expenses which the Company is obligated by this Agreement to reimburse.

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The Contractor may not incur any expenses in the name of the Company except those as are agreed to in advance by the Company in writing from time-to-time. The Contractor will immediately forward all invoices for pre-approved expenses that were incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.

1.9	Authority of Contractor

The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically authorized in writing by the Company during the term of this Agreement.

1.10	Independent Contractor

In performing its services hereunder, the Contractor shall be an independent contractor and not an employee or agent of the Company. Nothing in this Agreement shall be deemed to require the Contractor to provide its services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and neither the Contractor nor any of its agents o employees shall be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2

CONTRACTOR’S ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES

2.1	Contractor’s Acknowledgements
The Contractor acknowledges and agrees that:
(a)

none of the Options, nor the common shares of the Company that may be issued upon exercise of the Options (collectively, the “Securities”) have been registered under the United States’ Securities Act of 1933 (the “1933 Act”), under any state securities or "blue sky" laws of any state of the United States, or under any provincial securities laws, and, unless so registered, they may not be offered or sold in the United States or to U.S. Persons, as that term is defined in Regulation S promulgated under the 1933 Act ("Regulation S"), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

(b)	the Contractor acknowledges that the Company has not undertaken the registration of, and will have no obligation to register any of, the Securities under the 1933 Act;
(c)

by completing the U.S. Accredited Investor Questionnaire (the “Questionnaire”) provided to the Contractor by the Company and submitting it to the Company, the Contractor is representing and warranting that the Contractor is an "Accredited Investor", as the term is defined in Regulation D under the 1933 Act;

(d)

the decision to execute this Agreement and acquire the Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information posted in the public record or such as may have previously been obtained by the Contractor in its own due diligence investigation of the Company and its business;

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(e)

he will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Contractor contained herein or in any document furnished by the Contractor to the Company in connection herewith being untrue in any material respect or any breach or failure by the Contractor to comply with any covenant or agreement made by the Contractor to the Company in connection therewith;

(f)	the issuance and sale of the Securities to the Contractor will not be completed if it would be unlawful;
(g)

he has been advised to consult his own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and he is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(h)

the common shares of the Company are not listed on any stock exchange in the United States or subject to quotation in the United States and no representation has been made to the Contractor that its common shares will become listed on any stock exchange in the United States or subject to quotation on any quotation system in the United States;

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(j)	there is no government or other insurance covering the Securities;
(k)	there are risks associated with an investment in the Securities, including the risk that the Contractor could lose all of his investment;
(l)

the Contractor and the Contractor's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(m)

the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(n)

the statutory and regulatory basis for the exemption claimed for the offer of the Options, although in technical compliance with Regulation D, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(o)	the Contractor has been advised to consult the Contractor's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with

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respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Contractor is resident in connection with the distribution of the Securities hereunder, and
	(ii)	applicable resale restrictions.
2.2	Contractor’s Representations, Warranties and Miscellaneous Covenants

The Contractor represents and warrants and covenants with the Company (which representations and warranties will survive the expiration or termination of this Agreement) that

(a)

that he and his agents or employees have the qualifications, experience and capabilities necessary to carry out the services contemplated to be performed hereunder, and that the services will be performed to the standard of care, skill and diligence of experienced workers in that same field.

(b)

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to the Contractor or the Company or of any agreement, written or oral, to which the Contractor may be a party or by which the Contractor is or may be bound;

(c)	the Contractor has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Contractor enforceable against the Contractor in accordance with its terms;
(d)	the Contractor has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and the Company;
(e)	all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company;
(f)	the Contractor is a resident of the State of Massachusetts;
(g)

the Contractor is acquiring the Securities as principal for the Contractor's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Securities;

(h)

the Contractor is not an underwriter of, or dealer in, the common shares of the Company, nor is the Contractor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(i)	the Contractor is not aware of any advertisement of or pertaining to the Company or any of the Securities; and
(j)	no person has made to the Contractor any written or oral representations:
(i) that any person will resell or repurchase any of the Securities;

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(ii) that any person will refund the purchase price of any of the shares after exercise of the Options;
(iii) as to the future price or value of any of the Securities; or
(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the shares of the Company on any stock exchange or automated dealer quotation system, except that currently there is a market for the common shares of the Company on the TSX-V.

2.3	Compliance With Law

In performing his duties hereunder, the contractor shall comply with all applicable provisions of all applicable U.S. and Canadian federal, state and provincial securities laws, rules, regulations, instruments, policies and procedures, and with the policies and rules of the TSX Venture Exchange and any other trading market upon which the Company’s securities are now or are hereafter traded.

2.4	Disclosure

In providing the services hereunder the Contractor shall:

(a)	refrain from making or giving representations as to the Company’s status, projects or prospects not substantiated by the information and data provided and disclosed to the Contractor by the Company;
(b)	refrain from any material misrepresentation respecting the Company, its projects and prospects;
(c)	refrain from disclosing or utilizing in the carrying out of its responsibilities hereunder any information provided to it upon a confidential basis;
(d)	refrain from releasing, distributing or disseminating any statements or materials regarding the Company, its properties, projects and prospects unless:
(i) such statements or materials, and the information and data contained therein, are factually accurate, well-balanced and not overly promotional; and
(ii)

such statements and materials have first been submitted for the review and approval of the Company’s Board of Directors, and have been authorized by the Board of Directors for release, distribution or dissemination;

(e)

refrain from releasing or disseminating any statements or materials regarding the Company, its properties, projects and prospects containing technical geological information or data until such statements or materials have been submitted for the review and approval of a geologist or geoscientist being a Director of the Company and such geologist or geoscientist has authorized the release, distribution or dissemination of such statements or materials;

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(f)	submit, entirely, to the supervisory authority of the Company’s Board of Directors and comply, fully, with all directives of the Board of Directors;
(g)

act always and exclusively, in discharging its responsibilities hereunder, in the best interests of the Company and conduct itself, in providing the services, in a proper, ethical and businesslike manner;

(h)

immediately notify the Company upon learning of any fact or the occurrence of any event which would render any representation hereunder untrue or constitute a violation of any warranty or covenant hereunder.

ARTICLE 3

COMPANY'S AGREEMENTS

3.1	Compensation of Contractor

As compensation for the services rendered by the Contractor pursuant to this Agreement, the Company shall issue to the Contractor 75,000 share purchase options (the “Options”). The Options shall be issued pursuant to the Company’s Stock Option Plan adopted August 16, 2002, as amended (the “Plan”), a copy of which has been provided to the Contractor (and by signing this Agreement the Contractor acknowledges receipt thereof). The Options shall expire on the earlier to occur of (a) the date of the expiration or earlier termination of this Agreement; (b) the fifth anniversary of the date of this Agreement; or (c) the occurrence of any event provided for in the Plan as requiring or resulting in the termination of the Options.

3.2	Access to Company Information

The Company will make available to the Contractor such information and data and will permit the Contractor, its agents and employees, to have access to such documents or premises as are reasonably necessary to enable it to perform the services provided for under this Agreement.

ARTICLE 4

DURATION, TERMINATION AND DEFAULT

4.1	Regulatory Approval and Effective Date
(a)

This Agreement is conditional and subject to the approval of the TSX-V, and if approved, this Agreement shall become effective as of the day of May, 2005, and shall remain in force for a term of 12 months, subject to termination as provided herein. The Contractor will assist the Company with providing such information as the TSX-V may require in considering this Agreement, including, by way of example and not in limitation, a completed up to date Personal Information Form.

(b)

The Contractor shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable law.

4.2	Termination

This Agreement may be terminated by either party at any time by giving the other party written notice of such termination, and such termination shall be effective immediately.

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4.3	Duties Upon Termination

Upon termination of this Agreement for any reason, the Contractor shall, upon receipt of all sums due and owing as required by this Agreement, if any, promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and
(b)	all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts.

ARTICLE 5

CONFIDENTIALITY

5.1	Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor performing the services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof. No copies, summaries or other reproductions of any Work Product shall be made by the Contractor or any of its agents or employees without the express permission of the Company.

5.2	Confidentiality

The Contractor shall not reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

The Contractor shall comply, and shall cause its agents and employees to comply, with such directions as the Company shall make to ensure the safeguarding or confidentiality of all such information. The Company may require that any agent or employee of the Contractor execute an agreement with the Company regarding the confidentiality of all such information.

5.3	Devotion to Contract

During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of its services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote its exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Contractor shall, and shall cause each of its agents or employees assigned to performance of the services on behalf of the Contractor to,:

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(a)	at all times perform its services faithfully, diligently, to the best of its abilities and in the best interests of the Company;
(b)	devote such of its time, labour and attention to the business of the Company as is necessary for the proper performance of the Contractor's services hereunder; and
(c)	refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.
5.4	Other Activities

The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement or in any other capacity for any other person, firm or company provided such action shall not conflict with the Contractor's duty to the Company and shall not prevent the Contractor from fulfilling its duties pursuant to this Agreement.

5.5	Trading/Tipping

The Contractor will not disclose to any party information respecting the Company that has not been publicly disclosed, nor will the Contractor trade in shares of the Company while in possession of such knowledge.

ARTICLE 6

MISCELLANEOUS

6.1	Waiver; Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

6.2	Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the Province of British Columbia.

6.3	Successors, etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

6.4	Subcontracts

The Contractor has the right, power, and authority to delegate any duties or obligations arising hereunder, with the approval of the Company, or to subcontract its services, or any portion thereof, with the approval of the Company, provided that any subcontract shall be made subject to the terms of

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this Agreement and the Contractor shall require the subcontractor, to acknowledge such terms in writing at the time the subcontract agreement is executed. No such delegation or subcontracting shall relieve the Contractor from any of its obligations under this Agreement and a subcontractor shall, as between the Company and the Contractor, be deemed to be the agent of the Contractor.

6.5	Assignment

This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.6	Entire Agreement and Modification

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.7	Headings

The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

6.8	Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Contractor as follows:

The Company:

Suite 1201, 1166 Alberni Street

Vancouver, British Columbia

V6E 3Z3

Attention: President

The Contractor:

Martin R. Griesdorf,

10 Endicott Avenue

Marblehead, MA

01945

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

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6.9	Time of the Essence
Time is of the essence.
6.10	Further Assurances

The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.11	Counterparts

This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

ENTRéE GOLD INC.

Per:

/s/ Gregory Crowe
Authorized Signatory

/s/ Martin R. Griesdorf
MARTIN R. GRIESDORF

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